EXHIBIT 10.20

2002 AMENDMENTS TO THE 2000 DIRECTOR STOCK OPTION PLAN

AMENDMENTS TO DATALINK CORPORATION
2000 DIRECTOR STOCK OPTION PLAN,
as previously amended on April 4, 2001

(Restated Sections 7 and 8(a) Below Effective May 2, 2002;
Restated Section 8(b) Below Effective October 15, 2002, except for the penultimate sentence thereof, effective on May 2, 2002)

Section 7.  Cash Fees

Not more often than annually, the Board shall set its annual cash retainer for service on the Board and its cash payments for attendance at meetings of the Board and its audit, compensation and other committees.  Until otherwise changed, the annual retainer for Board service commencing as of the annual meeting of stockholders held in 2002 is $10,000, and the payment for attendance at each meeting of the Company’s audit and compensation committees is $1,000 and $500, respectively.  Each Participant who, prior to the beginning of any calendar year while the Plan is in effect, delivers to the Company written notice of an irrevocable election to receive cash Fees for such upcoming calendar year rather than grants of Stock Options as provided in Section 8 below, shall receive cash payment of Fees.  Any such written notice pursuant to this Section 7 shall remain in effect only for such calendar year and each Participant must make a new election for each future year.

Section 8.  Grants of Stock Options

(a)           Annual Retainer.  Commencing with and effective as of the annual meeting of stockholders of the Company held in 2002, and on the date of each subsequent annual meeting of stockholders occurring while this Plan is in effect, and unless a timely election is made under Section 7 above to receive Cash Fees, each Participant shall receive a grant of Stock Options.  The number of these Stock Options is 60% of the annual cash retainer Fee for Board service set out in Section 7 above.  Therefore, for 2002 and until the cash retainer Fee is changed by the Board, the number of Stock Options is 6,000.  These Stock Options shall be exercisable commencing one year after the date of grant;  provided, however, that if a Participant fails to serve until the annual stockholders’ meeting immediately succeeding a grant of such Stock Options, the number of shares of Common Stock that may be purchased by such Participant shall be determined by multiplying the number of Stock Options granted (initially, 6,000) by a fraction (i) the numerator of which is the number of days between the date such Stock Options were granted and the date the Participant ceased serving on the Board and (ii) the denominator of which is the number of days between the date such Stock Options were granted and the date of the annual stockholders’ meeting immediately succeeding the date of grant.  The exercise price of the Stock Options so granted shall be the greater of (i) the Fair Market Value per share on the date of grant, less $1.67 per share or (ii) one-half of the Fair Market Value per share on the date of grant.  These Stock Options will expire ten years after the date of grant.

(b)           Participation in Board and Committee Meetings.  Commencing with and effective as of each meeting of the Board or a committee thereof held on or after October 15, 2002 and while this Plan is in effect, and unless a timely election is made under Section 7 above to receive Cash Fees, each Participant participating in such Board or committee meeting shall receive an additional grant of Stock Options.  The number of these Stock Options is 50% of the cash Fee for attendance at board and committee meetings set out in Section 7 above.  Therefore, until changed by the Board, for Board meetings, the number of Stock Options will be five hundred (500) and for committee meetings, the number of Stock Options will be two hundred fifty (250).  These Stock Options will be fully vested and exercisable immediately upon their grant, which shall be on the last day of the calendar quarter during which the Board or committee meeting takes place.  The exercise price of the Stock Options so granted shall be the greater of (i) the Fair Market Value per share on the date of grant, less $2.00 per share or (ii) one-half of the Fair Market Value per share on the date of grant.  These Stock Options will expire ten years after the date of grant.